EXHIBIT 99.9

             PATRIOT TRANSPORTATION HOLDING, INC./NEWS
             Contact:  John D. Milton, Jr.
                       chief Financial Officer          904/396-5733



PATRIOT TRANSPORTATION HOLDING, INC. ANNOUNCES RESULTS FOR THE FIRST QUARTER ENDED DECEMBER 31, 2011.

Jacksonville, Florida; February 1, 2012 - Patriot Transportation Holding, Inc. (NASDAQ-PATR) reported net income of $2,124,000 or $.23 per diluted share in the first quarter of fiscal 2012, a decrease of $4,271,000 or 66.8% compared to net income of $6,395,000 or $.68 per diluted share in the same period last year. Income from discontinued operations favorably impacted the first quarter of fiscal 2011 due to an after tax gain of $4,926,000 or $.52 per diluted share from the exchange of property.

First Quarter Operating Results. For the first quarter of fiscal 2012, consolidated revenues were $30,359,000, an increase of $2,096,000 or 7.4% over the same quarter last year.

Transportation segment revenues were $24,841,000 in the first quarter of fiscal 2012, an increase of $1,850,000 over the same quarter last year. Revenue miles in the current quarter were up 1.8% compared to the first quarter of fiscal 2011 due to business growth and a longer average haul length. Fuel surcharge revenue increased $1,158,000. Excluding fuel surcharges, revenue per mile increased 1.7% over the same quarter last year. The average price paid per gallon of diesel fuel increased by $.68 or 23.3% over the same quarter in fiscal 2011.

Mining royalty land segment revenues for the first quarter of fiscal 2012 were $977,000, a decrease of $118,000 or 10.8% over the same quarter last year, due to a shift in production at two locations reducing the share of mining on the property owned by the Company.

Developed property rentals segment revenues for the first quarter of fiscal 2012 were $4,541,000, an increase of $364,000 or 8.7% due to higher occupancy. Occupancy at December 31, 2011 was 82.8% as compared to 76.5% at December 31, 2010.

Consolidated operating profit was $3,214,000 in the first quarter of fiscal 2012, an increase of $26,000 or .8% compared to $3,188,000 in the same period last year. Operating profit in the transportation segment decreased $545,000 or 27.4% primarily due to increased health insurance claims, vehicle repairs, tire prices and the cost of growth initiatives. Health insurance claims and vehicle repairs were lower than usual in the first quarter of last year. Operating profit in the mining royalty land segment decreased $72,000 or 9.5% due to a shift in production at two locations reducing the share of mining on the property owned by the Company partially offset by reduced professional fees. Operating profit in the Developed property rentals segment increased $348,000 or 33.8% due to higher occupancy and increased capitalization of property taxes partially offset by higher maintenance costs. Consolidated operating profit includes corporate expenses not allocated to any segment in the amount of $292,000 in the first quarter of fiscal 2012, a decrease of $295,000 compared to the same period last year which included an adjustment to the fair value of the corporate aircraft of $300,000.


                              Continued

501 Riverside Ave., Ste 500/Jacksonville, Florida 32202/(904) 396-5733


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The current quarter includes a gain of $1,039,000 on the receipt of non-refundable deposits related to the termination of an agreement to sell the Company's Windlass Run Residential property.

The after tax loss from discontinued operations for the first quarter of fiscal 2012 was $1,000 versus income of $4,927,000 for the same period last year. Diluted earnings per share on discontinued operations for the first quarter of fiscal 2012 was $.00 compared to $.52 in the first quarter of fiscal 2011. The first quarter of fiscal 2011 included a book gain on the exchange of property of $4,926,000 after tax or $.52 per diluted share.

Summary and Outlook. Transportation segment miles for this year were 1.8% higher than last year. The Company continues to succeed in adding drivers and customers and anticipates increasing segment miles during fiscal 2012.

Operating profit from the leasing of developed buildings has been unfavorably impacted by vacancy representing 10.2% of the entire portfolio at two buildings in Delaware impacted by automobile plant closings and the residential housing downturn and the two parks that each have only one building completed. Overall occupancy has increased from 79.8% to 82.8% (both periods including 104,226 square feet or 3.6% for temporary storage under a less than full market lease rate) over last fiscal year end as the market for new tenants appears to have improved and traffic for vacant space has increased. The Company is not presently engaged in the construction of any new buildings.

Conference Call.The Company will also host a conference call at 1:00 p.m. EDT on February 2, 2012.Analysts, stockholders and other interested parties may access the teleconference live by calling 1-888-853-3896 (pass code 25627) within the United States. International callers may dial 1-334-323-7225 (pass code 25627). Computer audio is available via the Internet through the Conference America, Inc. website at http://64.202.98.81/conferenceamerica or via the Company's website at http://www.patriottrans.com.If using the Company's website, click on the Investor Relations tab, then select Patriot Transportation Holding, Inc. Conference Stream, next select the appropriate link for the current conference.An audio replay will be available for sixty days following the conference call. To listen to the audio replay, dial toll free 877-919-4059, international callers dial 334-323-7226. The passcode of the audio replay is 78760397.Replay options: "1" begins playback, "4" rewind 30 seconds, "5" pause, "6" fast forward 30 seconds, "0" instructions, and "9" exits recording.There may be a 30-40 minute delay until the archive is available following the conclusion of the conference call.

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include general economic conditions; competitive factors; political, economic, regulatory and climatic conditions; driver availability and cost; the impact of future regulations regarding the transportation industry; freight demand for petroleum product and levels of construction activity in the Company's markets; fuel costs; risk insurance markets; demand for flexible warehouse/office facilities; ability to obtain zoning and entitlements necessary for property development; interest rates; levels of mining activity; pricing; energy costs and technological changes. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission.


Patriot Transportation Holding, Inc. is engaged in the transportation and real estate businesses. The Company's transportation business is conducted through Florida Rock & Tank Lines, Inc. which is a Southeastern transportation company concentrating in the hauling by motor carrier of liquid and dry bulk commodities. The Company's real estate group, comprised of FRP Development Corp. and Florida Rock Properties, Inc., acquires, constructs, leases, operates and manages land and buildings to generate both current cash flows and long-term capital appreciation. The real estate group also owns real estate which is leased under mining royalty agreements or held for investment.


                        Continued

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              PATRIOT TRANSPORTATION HOLDING, INC.
    Summary of Consolidated Revenues and Earnings (unaudited)
             (In thousands except per share amounts)


                                              Three Months




                                                 Ended




          December 31
                                               -----------




2011
2010


                                           ----        ----









Revenues
                                 $30,359
28,263




Operating profit
                          $3,214
 3,188




Income before taxes                       $3,451       2,384
Income from continuing operations         $2,125       1,468
Income from discontinued operations
         ($1)       4,927




Net income
                                $2,124
6,395




Earnings per common share:
  Income from continuing operations




         Basic
                             $0.23
0.16
         Diluted                           $0.23        0.16
  Income from discontinued operations
         Basic                             $0.00        0.53
         Diluted                           $0.00        0.52
  Net income
         Basic                             $0.23        0.69
         Diluted                           $0.23        0.68





Weighted average common shares outstanding:






         Basic
9,290
9,273




         Diluted
9,422
       9,460






             PATRIOT TRANSPORTATION HOLDING, INC.

Condensed Balance Sheets (unaudited)

(Amounts in thousands)




December 31

September 30



2011

2011
                                      ----------- ------------







Cash and cash equivalents

             $   19,050

 $     21,026

Accounts receivable, net                   8,511         6,702
Federal and state income taxes receivable     93            93
Assets of discontinued operations            108

           114

Other current assets

5,733

6,759

Property, plant and equipment, net

211,392

208,988

Investment in Brooksville Joint Venture

7,473

7,412

Other non-current assets

                  15,496
15,296
                                       ---------   -----------
    Total Assets

                     $   267,856  $    266,390
                                     ===========  ============







Current liabilities                  $    18,424  $     18,198
Liabilities of discontinued
  operations

                         $        33  $         34

Long-term debt (excluding current
  maturities)

61,093

62,370

Deferred income taxes

16,919

16,919

Other non-current liabilities

4,452

4,422

Shareholders' equity

                     166,935       164,447
                                     -----------  ------------
   Total Liabilities and
      Shareholders' Equity

          $    267,856
 $    266,390

                                    ============  ============

                           Continued

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                 PATRIOT TRANSPORTATION HOLDING, INC.
                    Business Segments (unaudited)
                        (Amounts in thousands)

The Company has identified three business segments, Transportation, Mining royalty land and Developed property rentals, each of which is managed separately along product lines. All of the Company's operations are located in the Southeastern and Mid-Atlantic states. Operating results for the Company's business segments are as follows:


                                        Three Months Ended




           December 31
                                           -----------




2011
         2010

                                         ----         ----










Transportation revenues                 $24,841      22,991
Mining royalty land revenues                977       1,095




Developed property rentals revenues
       4,541
4,177
                                          -----       -----











Total Revenues
$30,359
28,263
                                        =======      ======

















Transportation operating profit          $1,443       1,988
Mining royalty land operating profit        684         756




Developed property rentals operating
   profit
1,379
       1,031




Unallocated corporate expenses
            (292)
       (587)
                                          -----       -----











Total Operating Profit
                   $3,214
3,188




                                         ======       =====


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